                                                                      EXHIBIT 11

              Continental Medical Systems, Inc. and Subsidiaries

                       Computation of Earnings per Share



                                                   1994      1993      1992
                                                  -----------------------------
                                          (In thousands, except per share data)
Primary:
  Shares outstanding at beginning of period       36,935    35,560    34,733
  Weighted average shares issued pursuant to:
    Employee benefit plans                           188       671       473
    Acquisition agreements                           540       138        72
  Dilutive effect of outstanding stock options                 963     1,611
  Contingent shares issuable pursuant to
   acquisition agreements                                      719       280
                                                 -------   -------    ------
  Weighted average number of shares and
   equivalent shares outstanding                  37,663    38,051    37,169
                                                 =======   =======   =======
  Income (loss) before cumulative effect of
   accounting change                            ($34,545)  $22,723   $27,091
  Additional goodwill amortization from
   contingent shares issuable pursuant to
    acquisition agreements                                    (176)     (109)
                                                 -------    ------    ------
  Adjusted income (loss) before cumulative
   effect of accounting change
    used in primary calculation                 ($34,545)  $22,547   $26,982
  Cumulative effect of accounting change                    (3,204)
                                                 -------   -------   -------
  Adjusted net income (loss) used in primary
   calculation                                  ($34,545)  $19,343   $26,982
                                                 =======   =======   =======

  Income (loss) per share and equivalent
    share:
     Income (loss) before cumulative effect of
      accounting change                           ($0.92)  $  0.59   $  0.73
     Cumulative effect of accounting change                  (0.08)
                                                 -------   -------   -------
     Net income (loss)                            ($0.92)  $  0.51   $  0.73
                                                 =======   =======   =======

              Continental Medical Systems, Inc. and Subsidiaries

                       Computation of Earnings per Share


                                                      1994    1993      1992
                                                   ----------------------------
Fully Diluted:                            (In thousands, except per share data)


  Weighted average number of shares and equivalent
   shares used in primary calculation                37,663   38,051   37,169
  Additional dilutive effect of stock options                      5
  Assumed conversion of dilutive convertible
   debentures                                                    234      234
                                                    -------  -------  -------
  Fully diluted weighted average number of shares
   and equivalent shares outstanding                 37,663   38,290   37,403
                                                    =======  =======  =======

  Adjusted income (loss) before cumulative effect
   of accounting change
     used in primary calculation                   ($34,545) $22,547  $26,982
  Adjustment for interest expense, net of related
   income tax benefits                                            86       97
                                                    -------  -------  -------
  Adjusted income (loss) before cumulative effect
   of accounting change
    used in fully diluted calculation              ($34,545) $22,633  $27,079
  Cumulative effect of accounting change                      (3,204)
                                                    -------  -------  -------
  Adjusted net income (loss) used in fully diluted
   calculation                                     ($34,545) $19,429  $27,079
                                                    =======  =======  =======

  Income (loss) per share and equivalent share:
   Income (loss) before cumulative effect of
    accounting change                                ($0.92) $  0.59  $  0.72
   Cumulative effect of accounting change                      (0.08)
                                                    -------  -------  -------
   Net income (loss)                                 ($0.92) $  0.51  $  0.72
                                                    =======  =======  =======